                                                                     EXHIBIT 4.5

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT (this "Agreement") dated as of January 6, 2006 by and among each of the undersigned (hereinafter, individually, a "Pledgor", and collectively, the "Pledgors") and BACK BAY CAPITAL FUNDING LLC, a Delaware limited liability company, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

                                   WITNESSETH:

   Reference is made to the Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, (i) Marsh Supermarkets, LLC (the "Lead Borrower"), (ii) the other Borrowers named therein (together with the Lead Borrower, individually, a "Borrower" and collectively, the "Borrowers"), (iii) the Lenders named therein, and (iv) Back Bay Capital Funding LLC, as Administrative Agent and Collateral Agent for the Lenders.

   Reference is also made to the Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), by, among others, the Pledgors and Back Bay Capital Funding LLC, as Collateral Agent for the Secured Parties (as defined in the Security Agreement), pursuant to which the Pledgors and the other Grantors named therein have granted a security interest in the Collateral (as defined in the Security Agreement) to secure the Obligations.

   The Lenders have agreed to make a Term Loan to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligation of the Lenders to make the Term Loan is conditioned on, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof to secure the Obligations.

   Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors and assigns) hereby agree as follows:

                                    SECTION 1

                                   Definitions

   1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Security Agreement, as applicable, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

   1.2 Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

      (a) "Blue Sky Laws" shall have the meaning assigned to such term in
   Section 7.7 of this Agreement.

      (b) "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      (c) "Investment Property" shall have the meaning given that term in the UCC.

      (d) "Pledged Collateral" shall have the meaning assigned to such term in
   Section 2.5 of this Agreement.

      (e) "Pledged Securities" shall have the meaning assigned to such term in
   Section 2.1 of this Agreement.

      (f) "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

      (g) "Securities Act" shall have the meaning assigned to such term in
   Section 7.7 of this Agreement.

      (h) "Security Agreement" shall have the meaning assigned to such term in the preliminary statement of this agreement.

   1.3 Rules of Interpretation. The rules of interpretation specified in Section
1.02 of the Credit Agreement shall be applicable to this Agreement.

                                   SECTION 2

                                     Pledge

   As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under:

   2.1 the shares of capital stock and other ownership interests owned by such Pledgor and listed on Schedule I hereto, and any shares of capital stock or other equity interest of any

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Subsidiary obtained in the future by such Pledgor, and the stock certificates or other securities representing all such shares or equity interests (the "Pledged Securities");

   2.2 all other Investment Property that may be delivered to, and held by, the Collateral Agent pursuant to the terms hereof;

   2.3 subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities referred to in clauses 2.1 and 2.2 above;

   2.4 subject to Section 6, all rights and privileges of each Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

   2.5 all proceeds of any of the foregoing (the items referred to in clauses
2.1 through 2.5 being collectively referred to as the "Pledged Collateral").

   TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, until the Obligations have been paid in full in cash; subject, however, to the terms, covenants and conditions hereinafter set forth.

   Upon delivery to the Collateral Agent pursuant to Section 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                                   SECTION 3

                       Delivery of the Pledged Collateral

   3.1 On or before the Closing Date, the Pledgors shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral.

   3.2 Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to sign (if required) and file in any appropriate filing office, wherever located,

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any Financing Statement that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement relating to all or any part of the Pledged Collateral. Each Pledgor also authorizes the Collateral Agent to file a copy of this Agreement in lieu of a Financing Statement, and to take any and all actions required by any earlier versions of the UCC or by any other Applicable Law. The Pledgors shall provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

                                   SECTION 4

                    Representations, Warranties and Covenants

   Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

   4.1 as of the Closing Date, the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other equity interest of the Issuer with respect thereto as set forth on Schedule I;

   4.2 except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, each Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I,
(ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances and Liens in favor of the Collateral Agent, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances, and (iv) subject to
Section 6, will cause any and all Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

   4.3 except as expressly permitted under the Credit Agreement, no Pledgor will consent to or approve the issuance of (a) any additional shares of any class of capital stock of any Issuer of the Pledged Securities, or the issuance of any membership or other ownership interest in any such Person, (b) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares or interests, or (c) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares or interests;

   4.4 each Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances and the Lien created by this Agreement or the other Loan Documents), however arising, of all Persons whomsoever;

   4.5 no consent of any other Person (including stockholders or creditors of any Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

   4.6 by virtue of the execution and delivery by the Pledgors of this Agreement, the delivery by the Pledgors to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, and the filing of the Financing Statements, the Collateral Agent will obtain a valid and perfected lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Obligations;

   4.7 the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

   4.8 all the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable;

   4.9 all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof; and

   4.10 none of the Pledged Securities constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                                   SECTION 5

                 Registration in Nominee Name; Copies of Notices

   Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own names as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.

                                   SECTION 6

                   Voting Rights; Dividends and Interest, Etc.

   6.1 Unless and until an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan

Documents and Applicable Law; provided, however, that the Pledgors will not be entitled to exercise any such right if the result thereof could have a Material Adverse Effect on the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

   6.2 Unless and until an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive and retain any and all cash dividends paid on the Pledged Collateral to the extent, and only to the extent, that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law. All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock or partnership interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by a Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

   6.3 Upon the occurrence and during the continuance of an Event of Default and notice to any Pledgor of the Collateral Agent's election to exercise its rights and remedies set forth herein, all rights of such Pledgor to dividends that such Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by any Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent in accordance with the provisions of the Credit Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.

   6.4 Upon the occurrence and during the continuance of an Event of Default and notice to any Pledgor of the Collateral Agent's election to exercise its rights and remedies set forth herein, all rights of such Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit such Pledgor to exercise such rights. After all Events of Default have been cured or waived in writing by the Collateral Agent, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of 6.1.

                                   SECTION 7

                              Remedies upon Default

   Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. Without limiting the foregoing, upon the occurrence of an Event of Default, the rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

   7.1 The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors.

   7.2 The Collateral Agent shall give the Pledgors at least ten (10) days' prior written notice, by authenticated record, of the Collateral Agent's intention to make any sale of the Pledged Collateral. Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made. Each Pledgor agrees that such written notice shall satisfy all requirements for notice to such Pledgor which are imposed under the UCC with respect to the exercise of the Collateral Agent's rights and remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

   7.3 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

   7.4 At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgors, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from the Pledgors on account of the Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgors therefor.

   7.5 For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

   7.6 As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

   7.7 The Pledgors recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. Section 77, (as amended and in effect, the "Securities Act") or the Securities laws of various states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any Secured Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

   7.8 To the extent permitted by Applicable Law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                                   SECTION 8

                         Application of Proceeds of Sale

  After the occurrence of an Event of Default and acceleration of the Obligations, the proceeds of any sale of Pledged Collateral pursuant to Section 7, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as required pursuant to the terms of Section 6.2 of the Security Agreement. Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                   SECTION 9

                               Registration, Etc.

   If, upon the occurrence of an Event of Default, the Collateral Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, the Pledgors agree that, upon the occurrence and during the continuance of an Event of Default hereunder, the Pledgors will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the Issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Without limiting any of their other indemnification obligations under the Loan Documents, the Pledgors agree to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgors or the Issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. The Pledgors further agree, upon such written request referred to above, to use their best efforts to qualify, file or register, or cause the Issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out their obligations under this
Section 9. The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this

Section 9 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 9 may be specifically enforced.

                                   SECTION 10

                               Further Assurances

   Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                                   SECTION 11

                                     Intent

   This Agreement is being executed and delivered by the Pledgors for the purpose of confirming the grant of the security interest of the Collateral Agent in the Pledged Collateral. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the Pledged Collateral. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Pledged Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the Security Agreement with respect to all other Collateral.

                                   SECTION 12

                                  Governing Law

   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                   SECTION 13

                                  Counterparts

   This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                                   SECTION 14

                       Termination; Release of Collateral

   Subject to Section 7.5 hereof, and except for those provisions which expressly survive the termination thereof, the Credit Agreement and this Agreement shall terminate when all the Obligations have been paid and performed in full, at which time the Collateral Agent shall execute or authorize and deliver to the Pledgors, at the Pledgors' expense, all UCC termination statements and similar documents that the Pledgors shall reasonably request to evidence such termination and shall return to Pledgors all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral that are in the Collateral Agent's possession; provided, however, that the Credit Agreement and this Agreement shall be reinstated if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Borrower, Pledgor or other Loan Party, and provided further that the Security Interest granted herein shall not terminate as to any indemnification obligation of any Borrower, Pledgor or other Loan Party which expressly survives the termination of the Credit Agreement and this Agreement, including, without limitation, the obligations of the Loan Parties set forth in Section 9.03 of the Credit Agreement. Any execution and delivery of termination statements or documents pursuant to this
Section 14 shall be without recourse to, or warranty by, the Collateral Agent.

                                   SECTION 15

                             Intercreditor Agreement

   The representations, warranties and covenants of each Pledgor hereunder, and the rights and remedies of the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement. Each Pledgor and the Collateral Agent hereby agree that so long as the Intercreditor Agreement remains in effect, in the event of a conflict between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

                                             PLEDGORS:

                                             MARSH SUPERMARKETS, LLC
                                             MARSH SUPERMARKETS, INC.
                                             LIMITED HOLDINGS, INC.
                                             BUTTERFIELD FOODS, LLC
                                             CRYSTAL FOOD SERVICES, LLC
                                             CONTRACT TRANSPORT, INC.
                                             CRYSTAL CAFE MANAGEMENT
                                                 GROUP, LLC
                                             LOBILL FOODS, LLC
                                             MUNDY REALTY, INC.
                                             MARSH DRUGS, INC.
                                             MCNAMARA, LLC
                                             MARSH DRUGS, LLC
                                             VILLAGE PANTRY, LLC
                                             MARSH VILLAGE PANTRIES, INC.

                                             By:        /s/ Douglas W. Dougherty
                                                     ---------------------------
                                                     Douglas W. Dougherty,
                                                     Senior Vice  President,
                                                     Chief Financial Officer
                                                     and Treasurer

                                             Attest:    /s/ P. Lawrence Butt
                                                     ---------------------------
                                                     P. Lawrence Butt, Secretary

COLLATERAL AGENT:                             BACK BAY CAPITAL FUNDING LLC,
                                              as Collateral Agent

                                              By: /s/ Michael L. Pizette
                                                 -------------------------------
                                                 Michael L. Pizette
                                                 Managing Director